EXHIBIT 4.1

                            ACTIVANT SOLUTIONS INC.,
                                    as Issuer

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                           ___________________________

                          FOURTH SUPPLEMENTAL INDENTURE

                           Dated as of April 13, 2006

                                       to

                                    Indenture

                Dated as of June 27, 2003, as Supplemented by the
            First Supplemental Indenture Dated as of April 20, 2005,
      the Second Supplemental Indenture Dated as of September 13, 2005, and
         the Third Supplemental Indenture Dated as of September 23, 2005
                           ___________________________

                                  $156,800,000
                              10 1/2% Senior Notes
                                    due 2011

           FOURTH SUPPLEMENTAL INDENTURE, dated as of April 13, 2006 (this "Supplemental Indenture"), among ACTIVANT SOLUTIONS INC., a Delaware corporation (the "Company"), the Guarantors party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                              W I T N E S S E T H:

           WHEREAS, the Company and certain subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 27, 2003 (as supplemented by the First Supplemental Indenture, dated as of April 20, 2005, the Second Supplemental Indenture, dated as of September 13, 2005, and the Third Supplemental Indenture, dated as of September 23, 2005, the "Indenture"), providing for the issuance of the Company's 10 1/2 Senior Notes due 2011 (the "Notes");

           WHEREAS, as of the date hereof, $156.8 million aggregate principal amount of the Notes are outstanding and no other Notes have been issued or are outstanding pursuant to the Indenture;

           WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may, with the requisite consents of the holders, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

           WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated March 30, 2006 (as the same may be amended or supplemented from time to time, the "Statement"), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, together with the Statement, the "Offer"), from each Holder (as such term is defined in the Statement) of such Notes;

           WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two, Article Three and Article Four of this Supplemental Indenture (the "Amendments") having been approved by Holders of at least a majority of the outstanding principal amount of the Notes (and a supplemental indenture in respect thereof having been executed and delivered), provided that the Amendments will only become operative immediately prior to the Merger (as defined in the Statement) if all validly tendered Notes are accepted for purchase pursuant to the Offer upon consummation of the Merger (the "Acceptance");

           WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of a majority of the outstanding principal amount of the Notes to effect the Amendments;

           WHEREAS, each of the Company and the Guarantors have been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and


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
           WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done, performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

           NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

                                   ARTICLE ONE

SECTION 1.01. Definitions.
              -----------

           Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE TWO

SECTION 2.01. Amendments to Table of Contents
              -------------------------------

           The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.03 through 4.07, Section 4.09, Section 4.10, and Sections
4.12 through 4.14, and inserting in lieu thereof the phrase "[intentionally omitted]".

                                  ARTICLE THREE

SECTION 3.01. Elimination of Certain Definitions in Article One.
              -------------------------------------------------

           Sections 1.01 and 1.02 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.

SECTION 3.02. Amendment of Certain Provisions in Article Four.
              -----------------------------------------------

                  Section 4.17 of the Indenture is amended by:

           (a) deleting the text "and the corporate, partnership or other existence of each Subsidiary in accordance with the respective organizational documents of each such Subsidiary" immediately following "its corporate existence";

           (b) deleting the text "and the Subsidiaries" immediately following "material franchises of the Company";

           (c) deleting the text ", or the corporate existence of any Subsidiary," immediately following "any such right or franchise"; and

           (d) deleting the text "and the Subsidiaries, taken as a whole" immediately following "conduct of the business of the Company".


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
SECTION 3.03. Elimination of Certain Provisions in Article Four.
              -------------------------------------------------

           (a) Section 4.03 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (b) Section 4.04 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (c) Section 4.05 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (d) Section 4.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (e) Section 4.07 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (f) Section 4.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (g) Section 4.10 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (h) Section 4.12 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (i) Section 4.13 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

           (j) Section 4.14 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

SECTION 3.04. Amendment of Certain Provisions in Article Five.
              -----------------------------------------------

           (a) Section 5.01 of the Indenture is amended by deleting the text of each of clauses (a)(iii) and (a)(iv) in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

SECTION 3.05. Amendment of Certain Provisions in Article Six.
              ----------------------------------------------

           Section 6.01 of the Indenture is amended by:

           (a) deleting the text "or any of its Significant Subsidiaries" immediately following "the Company" in clause (vii);


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
           (b) deleting the text "or any Significant Subsidiary of the Company" immediately following "(i) is for relief against the Company" from clause
(viii);

           (c) deleting the text "or any Significant Subsidiary of the Company" immediately following "(ii) appoints a Custodian of the Company" from clause
(viii);

           (d) deleting the text "or any Significant Subsidiary of the Company" immediately following "(iii) or orders the liquidation of the Company" from clause (viii); and

           (e) deleting the text of each of clauses (iv) through (vi) in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

SECTION 3.06. Amendment of Certain Provisions in Article Nine.
              -----------------------------------------------

           Section 9.03 of the Indenture is amended by:

           (a) deleting the text of each of clauses (b) through (d) and clause
(f) in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]"; and

           (b) deleting in its entirety the final paragraph of Section 9.03.

                                  ARTICLE FOUR

SECTION 4.01. Elimination of Certain Provisions in the Notes
              ----------------------------------------------

           The Notes are deemed to be amended and amended as follows:

           Section 15 of the Notes is amended by (a) deleting the text "to make restricted payments, to incur indebtedness,", (b) deleting the text ", to permit restrictions on dividends and other payments by Subsidiaries to the Company,",
(c) deleting the text "and to engage in transactions with Affiliates" and (d) inserting the word "and" immediately prior to the phrase "to consolidate, merge or sell all or substantially all of its assets".

                                  ARTICLE FIVE

SECTION 5.01. Waiver of Claims to Security
              ----------------------------

           All claims to and interest in any security pledged for the benefit of the Notes are hereby waived to the fullest extent permitted by applicable law.

                                   ARTICLE SIX

SECTION 6.01. Effectiveness of Amendments to Indenture.
              ----------------------------------------

           Notwithstanding any other provision of this Supplemental Indenture,
(a) this Supplemental Indenture shall be effective upon its signing by the parties hereto and (b) the Amendments shall not be operative until immediately prior to the Merger (as defined in the Statement), provided all validly tendered Notes are accepted for purchase pursuant to the Offer upon consummation of the Merger.


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
SECTION 6.02. Continuing Effect of Indenture.
              ------------------------------

           Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

SECTION 6.03. Construction of Supplemental Indenture.
              --------------------------------------

           This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York.

SECTION 6.04. Successors.
              ----------

           All agreements of the parties contained in this Supplemental Indenture shall bind their respective successors.

SECTION 6.05. Trust Indenture Act Controls.
              ----------------------------

           If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 6.06. Severability.
              ------------

           In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 6.07. Trustee Disclaimer.
              ------------------

           The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental


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
Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 6.08. Counterparts.
              ------------

           This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of page intentionally left blank]





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
           IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year written above.



                           ACTIVANT SOLUTIONS INC.,
                           as Issuer


                           By  /s/ Chris Speltz
                               -------------------------------------------------
                                Name:   Chris Speltz
                                Title:  Senior Vice President of Finance


                           TRIAD SYSTEMS FINANCIAL CORPORATION,
                           TRIAD DATA CORPORATION,
                           TRIAD SYSTEMS CORPORATION,
                           CCI/TRIAD GEM, INC.,
                           CCI/ARD, INC.,
                           PRELUDE SYSTEMS, INC.,
                           ENTERPRISE COMPUTER SYSTEMS, INC.,
                           SPEEDWARE HOLDINGS, INC.,
                           SPEEDWARE USA, INC.,
                           PROPHET 21, INC.,
                           PROPHET 21 INVESTMENT CORPORATION,
                           PROPHET 21 CANADA, INC.,
                           PROPHET 21 NEW JERSEY, INC.,
                           DISTRIBUTOR INFORMATION SYSTEMS CORPORATION,
                           TRADE SERVICE SYSTEMS, INC.,
                           STANPAK SYSTEMS, INC., and
                           SDI MERGER CORPORATION,
                           as Guarantors


                           By   /s/ Richard Rew
                               -------------------------------------------------
                                Name:  Richard Rew
                                Title: Secretary


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
                           WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee


                           By   /s/ Jane Y. Schweiger
                                ------------------------------------------------
                                Name:   Jane Y. Schweiger
                                Title:  Vice President















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